Exhibit 10.6

FIRST AMENDMENT TO
THE PIPER IMPACT 401(K) PLAN

THIS AGREEMENT by Quanex Corporation, a Delaware corporation, (the “Sponsor”),

WITNESSETH:

WHEREAS, on December 30, 2002, the Sponsor executed the amendment and restatement of the plan agreement known as the “Piper Impact 401(k) Plan” (the “Plan”); and

WHEREAS, the Sponsor retained the right in Section 10.31 of the Plan to amend the Plan from time to time; and

WHEREAS, the Sponsor desires to amend the Plan;

NOW, THEREFORE, the Sponsor agrees that effective as of the date hereof Section 3.04 is amended and restated in its entitety to provide as follows:

3.04         Matching Contributions.  Each Employer will make a Matching Contribution on behalf of each of its Employees who is a Participant in an amount equal to 25 percent of the first six percent of such Participant’s Considered Compensation for the Plan Year contributed to the Plan pursuant to such Participant’s Salary Deferral Contributions and/or After-Tax Contributions.

IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed this                      day of September, 2003.

QUANEX CORPORATION

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